UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 20, 2006
(Date of earliest event reported):	December 19, 2006

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01:

Regulation FD Disclosure

On December 20, 2006, Fulton Financial Corporation ("Fulton") announced that the boards of directors of two of the corporation's New Jersey banks have reached an agreement in principal to merge.  Effective in the second quarter of 2007, Somerset Valley Bank, based in Somerville, NJ, will merge with Skylands Community Bank, headquartered in Hackettstown, NJ.

The combined bank will operate as Skylands Community Bank and will continue to provide the same local autonomy and decentralized decision-making philosophies that characterize each of the banks today. The press release relating to this internal restructuring is attached hereto as Exhibit 99.1.

Item 8.01.  Other Events

On December 19, 2006, Fulton issued a press release announcing the extension of the stock repurchase program previously announced in March 2006.  Originally, Fulton said it might repurchase up to 2.1 million shares of its own stock (adjusted for the 5% stock dividend paid in June 2006) through December 31, 2006.  The corporation has repurchased 1,061,510 of these shares, leaving nearly one million shares still available for repurchase.  Fulton's board of directors approved an extension of the program through June 30, 2007. The press releases relating to the extension of the stock repurchase program is attached hereto as Exhibit 99.2.

Item 9.01 - Financial Statements and Exhibits

          (d) Exhibits

               Exhibit No.               Description

                 99.1                         Press Release dated December 20, 2006

                 99.2                         Press Release dated December 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2006	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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